UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2010

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

22 West Washington Street Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

Morningstar, Inc. held its Annual Shareholders’ Meeting on May 18, 2010, for the purpose of electing directors and ratifying the appointment of Ernst & Young LLP (Ernst & Young) as Morningstar’s independent registered public accounting firm for 2010. Each of the nominees for director, as listed in the proxy statement, was elected with the number of votes set forth below.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Joe Mansueto	43,889,270	228,453	6,406	2,633,659
Don Phillips	43,986,037	131,517	6,575	2,633,659
Cheryl Francis	43,994,784	122,529	6,816	2,633,659
Steve Kaplan	43,609,500	508,201	6,428	2,633,659
Bill Lyons	43,900,253	217,210	6,666	2,633,659
Jack Noonan	43,879,411	237,976	6,742	2,633,659
Paul Sturm	43,349,867	767,691	6,571	2,633,659
Hugh Zentmyer	43,991,280	121,482	11,367	2,633,659

The appointment of Ernst & Young as Morningstar’s independent registered public accounting firm for 2010 was ratified. Of the total votes cast, 46,549,533 were cast for the proposal, 199,206 votes were cast against the proposal, and there were 9,049 abstentions and no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: May 19, 2010	By:	/s/ Richard Robbins
	Name:	Richard Robbins
	Title:	General Counsel and Corporate Secretary